Exhibit 10.1

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MIDA

Director General

Our Ref:	130/38329/0840ACI
Date:	25 August, 2006

Mr. Manouch Moshayedi

Chairman and Chief Executive Officer

Simpletech, Inc.

3001 Daimler Street

Santa Ana, California 92707

United States of America

Dear Mr. Moshayedi

OFFER OF SPECIAL INCENTIVES FOR SIMPLETECH, INC. TO UNDERTAKE THE ACTIVITIES OF R&D; DESIGN, DEVELOPMENT AND MANUFACTURE OF MEMORY AND STORAGE PRODUCTS SUCH AS MEMORY MODULES, CARDS, FLASH DRIVES AND HARD DISK DRIVES; GLOBAL CUSTOMER SUPPORT AND SERVICES; AND INTERNATIONAL PROCUREMENT CENTRE IN MALAYSIA

1. I wish to refer to our previous offer letter dated 1 June, 2006 and the company’s request dated 8 July, 2006 to review the offer for the company to undertake the activities of R&D; design, development and manufacture of memory and storage products such as memory modules, cards, flash drives and hard disk drives; Global Customer Support and Services; and International Procurement Centre in Malaysia.

2. I am pleased to inform you that the Malaysian Government has reviewed your request and would like to offer the following incentives to Simpletech, Inc. to undertake the activities of R&D; design, development and manufacture of memory and storage products such as memory modules, cards, flash drives and hard disk drives; Global Customer Support and Services; and International Procurement Centre in Malaysia:-

I.	Full tax exemption on statutory income for a period of [***]* to undertake the following activities:-

a)	Design, development and manufacture of memory and storage products such as memory modules, cards, flash drives and hard disk drives

b)	R&D

c)	Global Customer Support and Services

subject to the following conditions:-

(i)	Investment in fixed assets excluding land must be at least [***]* within a period of [***]* within a period of [***]* starting from Year 2007 as proposed.

(ii)	The percentage of R&D expenditure to total gross sales should be at least [***]* on an annual basis. The company has [***]* from its date of operation or commencement of business to comply with this requirement.

(iii)	The percentage of science and technical staff having degrees or diplomas with a minimum of five (5) years working experience in related field must be at least [***]* of the total workforce.

(iv)	The company has to undertake the activities of Global Customer Support and Services, and International Procurement Centre as proposed.

* Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

II.	Full tax exemption on statutory income for a period of [***]* to undertake the activity of International Procurement Centre subject to the following conditions:-

(i)	A minimum paid-up capital of RM0.5 million.

(ii)	A minimum total of business spending (operating expenditure) of [***]* per year.

(iii)	Annual sales turnover of at least [***]*.

(iv)	The company is required to export at least [***]* of its annual sales value directly outside the country (including [***]* drop shipment).

(v)	The company is allowed domestic sales of not more than [***]* of its annual sales value.

III.	Extension of tax exemption period on statutory income for a period of [***]* to undertake the following activities:-

a)	Design, development and manufacture of memory and storage products such as memory modules, cards, flash drives and hard disk drives

b)	R&D

c)	Global Customer Support and Services

d)	International Procurement Centre

subject to the additional condition as follows:-

[***]*

* Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

IV.	[***]* training grant [***]* of up to the maximum amount of [***]* within [***]*.

V.	[***] R&D grant [***]* of up to the maximum amount of [***]* within [***]*.

VI.	[***]*

VII.	Import duty and sales tax exemption for imported raw materials / components / machinery / equipment. The company shall submit the list of raw materials / components / machinery / equipment to be imported to MIDA.

3. [***]*

We look forward to your acceptance of this offer.

Thank you,

Yours sincerely,

/s/ Datuk R. Karunakaran

(Datuk R. Karunakaran)

Director General

Malaysian Industrial Development Authority

* Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

cc:	Y. Bhg. Datuk Aziyah Bahauddin Secretary Tax Analysis Division Ministry of Finance 6th . & 7th . Floor Federal Government Administrative Centre Presint 2, 62502 Putrajaya

Y. Bhg. Tan Sri Sidek Hassan Secretary General Ministry of International Trade and Industry 15th . Floor, Block 10 Government Offices Complex Jalan Duta, 50622 Kuala Lumpur